SCHEDULE 14A
		(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE
14A INVORMATION
Proxy Statement Pursuant to Section 14(a)  of the Securities Exchange
Act of 1934
Filed by the registrant (x)
Filed by party other than the registrant ( )
Check appropriate box:
	( )      Preliminary proxy statement
	(x)      Definitive proxy statement
	( )      Definitive additional materials
( )      Soliciting material pursuant to Rule 14 -11(c) or Rule 14a-12
CBC BANCORP, INC.
(Name of Registrant as Specified in Its Charter)
CBC BANCORP, INC.
Name of Person(s) Filing Proxy Statement
Payment of filing fee (check the appropriate box):
(x)     $125 per Exchange Act Rule 0-11 (c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( )     Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11
(1)     Title of each class of securities to which
		transaction applies
(2)     Aggregate number of securities which transaction applies:



CBC BANCORP, INC.
612 Bedford Street, Stamford, CT 06901 (203) 708-8850


To Our Shareholders:
	October  17, 1997

     You are cordially invited to attend the 1997 Special Meeting of Shareholders ("Special Meeting") of CBC Bancorp, Inc. (the "Company") to be held on Wednesday, November 19, 1997. Enclosed are the official notice of this meeting, a proxy statement, and a form of proxy. Please note that the Special Meeting will be held at 3:00 p.m. at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 612 Bedford Street, Stamford Connecticut, 06901.

At the Special Meeting, you will be asked to vote to authorize and approve the plan of liquidation and dissolution of CBC Bancorp, Inc. (the "Plan of Liquidation") recommended by the Board of Directors; and to approve and authorize the 1997 Connecticut Bank of Commerce Long-Term Incentive Plan ( the "1997 Plan").

We hope that you will attend. In any event, please complete, date, sign and promptly return the enclosed proxy. It is important that your shares be represented at the Special Meeting.

						Sincerely yours,


						Randolph W. Lenz
						Chairman of the Board

YOUR VOTE IS IMPORTANT.

     We encourage you to complete, date and promptly return your proxy in the enclosed envelope, regardless of whether you plan to attend the Special Meeting.

CBC BANCORP, INC.
612 Bedford Street, Stamford, CT 06901 (203) 708-8850



NOTICE OF 1997 SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 19, 1997


To the Shareholders of CBC Bancorp, Inc.:

Notice is hereby given that the 1997 Special Meeting of Shareholders (the "Special Meeting") of CBC Bancorp, Inc. (the "Company") will be held at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 612 Bedford Street, Stamford,
Connecticut 06901, at 3:00 p.m. on Wednesday, November 19, 1997 for the following purposes:

1. To authorize and approve the Plan of Liquidation and Dissolution of CBC Bancorp, Inc. (the "Plan of Liquidation") recommended by the Board of Directors (Proposal 1):

2. To authorize and approve the 1997 Connecticut Bank of Commerce Long-Term Incentive Plan (the "1997 Plan") (Proposal 2): and

3. To transact such other business as may properly come before the Special Meeting.


Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on September 22, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. In the event that there are insufficient votes to approve any one or more of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies by the Company.


						By Order of the Board of Directors




Randolph W. Lenz
Chairman of the Board
Stamford, Connecticut
October 17, 1997

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS
PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE BY BALLOT.

CBC BANCORP, INC.
612 Bedford Street, Stamford, CT 06901 (203) 708-8850

PROXY STATEMENT

1997 SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER 19, 1997

INTRODUCTION

OVERVIEW

This Proxy Statement is being furnished to the holders of common stock par value $.01 per share ("Common Stock"), of CBC Bancorp, Inc., a Connecticut corporation (the "Company"), in connection with solicitation of proxies by the Board of Directors of the Company for use at the 1997 Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 612 Bedford Street, Stamford, Connecticut 06901, at 3:00 p.m. on Wednesday, November 19, 1997. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about November 3, 1997.

The Company is a bank holding company incorporated under the laws of the State of Connecticut. The Company conducts its operations principally through its subsidiary, Connecticut Bank of Commerce (the "Bank").
The Bank is a Connecticut-chartered FDIC insured commercial bank.

PURPOSE OF SPECIAL MEETING

At the Special Meeting, shareholders will be asked to :
 (i) authorize and approve the Plan of Liquidation and Dissolution of CBC Bancorp, Inc. ; and (ii) authorize and approve the 1997
 Connecticut Bank of Commerce Long-Term Incentive Plan.
 In addition, the shareholders may act upon such other matters as may properly come before the Special Meeting.


VOTING RIGHTS AND PROXY INFORMATION

RECORD DATE; VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on September 22, 1997, as the record date (the "Record Date") for determining holders of outstanding shares of Common Stock entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Only holders of shares of Common Stock of record on the books of the Company at the close of business on September
22, 1997, will be entitled to vote at the Special Meeting and any adjournments thereof. As of the Record Date, there were 1,962,061 shares of Common Stock issued and outstanding. Votes may be cast in person or by proxy, and each share of Common Stock entitles its holder to one vote. Pursuant to the Company's Bylaws, the holders of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transacting business at the Special Meeting.

USE OF PROXIES, REVOCATION AND SOLICITATION

Proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the proxy holders, on such other matters as may properly come before the Special Meeting. Where no instructions are given, the shares represented by executed proxies received by the Company will be voted as follows:
(i) FOR Proposal 1 to authorize and approve the Plan of Liquidation and Dissolution of CBC Bancorp, Inc. (the" Plan of Liquidation") recommended by the Board of Directors and (ii) FOR Proposal 2 to authorize and approve the 1997 Connecticut Bank of Commerce Long-Term Incentive Plan (the" 1997 Plan"). The Board of Directors does not know of any matters to be acted upon at the Special Meeting other than the items specifically described in this Proxy Statement.
If any other matters are properly brought before the Special
Meeting, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxies on such matters at their discretion. None of the proposals scheduled to be voted upon at the Special Meeting will create appraisal or similar rights under Connecticut law.

A Shareholder who executes and returns the enclosed proxy card has the power to revoke such proxy at any time before it is voted at the Special
Meeting by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date or by attending the Special Meeting and voting by ballot in person. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy.

The Company will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company and the Bank by personal interview, telephone or telegram for no compensation other than their regular salaries. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of
Common Stock held of record by such persons, and the Company may reimburse such custodians,
nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and ten percent shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of Company securities. The Company is obligated to disclose any failure to file such reports on a timely basis. To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company's executive officers, directors and ten percent beneficial owners were complied with during 1997, except that Mr. Lenz did not file Form 4s in a timely manner during 1997 relating to Preferred Stock Dividends issued.


THE PRINCIPAL SHAREHOLDERS
OF THE COMPANY AND STOCK OWNED BY MANAGEMENT

	The Company has only one class of Common Stock. The following table shows, as of September 22, 1997 persons known to the Company to be the beneficial owner of more than five percent of the
Common Stock. Due to the absence of a market price caused by the delisting of the Company's Common Stock on June 22, 1995 from the NASDAQ Small Cap Market, in preparing the following table, the Company has not assumed exercise of stock options and conversion of securities of the Company or of the Bank which are convertible into the Company's Common Stock based on the current market value of such stock. The table does not reflect Mr.
Lenz's exercise of the warrant granted to him in connection with the 1994 recapitalization transaction or conversion of shares of Series III Preferred Stock which stock is convertible into shares of common, preferred or other capital instrument of the Company or the Bank.

Name and Address
of Beneficial Owner

Randolph W. Lenz
612 Bedford Street
Stamford, CT 06901

Amount and Nature of
Beneficial Ownership     1,861,007

Percent of Class         92.61%

As of the close of business on September 22, 1997, directors and executive officers of the Company and the Bank as a group (eight persons) owned beneficially, directly or indirectly, 1,861,527 shares of Company Common
 Stock, representing 92.63% of the total outstanding shares of such series.


PROPOSAL 1

AUTHORIZATION AND APPROVAL OF PLAN OF LIQUIDATION AND
DISSOLUTION OF
THE COMPANY

The Board of Directors is proposing a Plan of Liquidation and Dissolution of the Company ( the "Plan"), for approval by the shareholders at the Special Meeting . A copy of the Plan is attached as Exhibit A to this Proxy Statement If the Plan is approved by the shareholders, the Company will be liquidated through a distribution of the assets of the Company on a pro-rata basis to the Preferred Shareholders of the Company. The assets of the Company consist primarily of the Company's investment in the stock of its only operating subsidiary, the Connecticut Bank of Commerce. The Plan was adopted by the Board of Directors, subject to shareholder approval, on October 1, 1997. Certain material features of the Plan are summarized below; these summaries do not purport to be complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Plan. SHAREHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

The following resolution will be offered at the Special Meeting:

"RESOLVED, that the plan of Liquidation and Dissolution recommended by the Board of Directors be authorized and approved."

Background and Reasons for the Plan; Director's Recommendation

In furtherance of the Company's objective to maximize values realized by its Shareholders, the Board of Directors reviewed the capital structure of the Company and determined that the burden placed on capital and future earnings per share for Common Shareholders by the rights and claims of the Preferred Shareholders had become so great that a restructuring of the Company should take place.
The Company's only operating subsidiary, the Connecticut Bank of Commerce ("the Bank"), has suffered significant losses over the past 8 years which has required several recapitalizations. Over the last 3 years in particular, the Majority Shareholder has contributed over $15 million of capital in exchange for Preferred Stock. Most recently, the Capital Notes of the Company which matured on July 1, 1997 were exchanged on a dollar for dollar basis for Preferred Stock. These events have resulted in total Preferred Stock outstanding as of August 31, 1997 of approximately $19 million. The Preferred Stock is cumulative and as such the dividends earned must be paid or reserved for before the Common Shareholders would be entitled to any dividends. This capital structure of the Company has made it almost prohibitive to anticipate the payment of dividends to common shareholders any time in the near future. The capital structure has also made the possibility of meeting listing requirements on any of the public exchanges very difficult. The Company's common stock was delisted from the NASDAQ Small Cap market in June 1995.

The Bank has been showing improvement over the last two years and reported its first profit in recent years during the second quarter of 1997.
All indications are that the Bank will continue to improve. As such, the Board of Directors wants to preserve the value of the Bank Common Stock. The liquidation of the Company through the distribution of newly issued
Bank Common Stock would accomplish this by eliminating the burden of the preferred stock dividend.


The following is an Unaudited Balance Sheet of CBC Bancorp Inc. as of August 31, 1997. It is presented for informational purposes only.
In Management's opinion, it includes all normal recurring adjustments necessary to a fair presentation and does not purport to represent the future financial position of the Company. This should be read in conjunction with the Company's Annual Report on Form 10-k for the year ended December 31, 1996.

Assets
Cash                              	$       488
Investment in Bank	                  6,055,972
Total Assets	                      $ 6,056,460

Liabilities
Accrued Interest due Senior
Note Holders                           331,454
Senior Notes Payable 	                 767,856
Dividends Payable - Series I	          300,953
Dividends Payable - Series II	          99,376
Dividends Payable - Series III        	259,539
Total Liabilities	                  $1,759,178

Equity
Common Stock	                           19,637
Preferred Stock	                    18,793,663
Additional Paid in Capital	          6,673,248
Unrealized Gain on Securities	           9,774
Accumulated Deficit	               (21,994,230)
Current Year Earnings	                 795,190
Total Equity	                       $4,297,282
Total Liabilities and Equity	       $6,056,460

The liquidation would result in the distribution of newly issued Bank Common Stock to the holders of Company Preferred Stock on a pro-rata basis.
The book value of the Company's investment in the Bank as of August 31, 1997 was approximately $6 million. The book value of the Company's outstanding Preferred Series I, II and III was approximately $19 million. As such there will be no assets to distribute to the Company's Common Stock Shareholders. The Company will retain a financial advisor to determine the market value of the Company's investment in the Bank as of the liquidation date, if Plan approval is obtained. It is anticipated that this valuation will not be significantly different from the book value of the Bank.

As a result of the distribution of newly issued Bank Common Stock to the Company's Preferred Stock shareholders, the number of Common Stock shareholders will decrease from approximately 500 to 50.
In an effort to ensure that all requirements are met for the registration of the Bank's New Common Stock as a public company with the Securities and Exchange Commission and the Federal Deposit Insurance Corporation (minimum of 300 shareholders) and in an effort to meet listing requirements of the NASDAQ Small Cap Market, the Majority Shareholder has represented to the Company that he will offer the Company Common Stock shareholders the opportunity to exchange their Company Common Stock shares for shares of newly issued Bank Common Stock at a rate of $.01 per share. The maximum amount of shares to be offered for exchange to any one shareholder will be equal to the number of shares held by that individual as of the record date of the Special Meeting which is September 22, 1997. The specific terms and conditions, including any potential tax consequences are set forth in a letter of exchange which will be sent to all Common Stock Shareholders upon approval of the plan of liquidation.

The Board of Directors believes that it is in the best interest of the Company's shareholders to liquidate the Company through the distribution of the newly issued Bank Common Stock to the Preferred Stock shareholders as complete payment to all rights and claims they have on the Company.


PRINCIPAL PROVISIONS OF THE PLAN


Pursuant to the Plan:

a) The Directors and Executive Officers of CBC Bancorp, Inc. will promptly execute and file a Certificate of Dissolution with the Secretary of State of the State of Connecticut. Under Connecticut law,
the Company continues its corporate existence for three years after the dissolution becomes effective, but only for the purpose of prosecuting and defending suits by or against CBC Bancorp, Inc.
and disposing of its properties that will not be distributed in kind to its shareholders, discharging or making provision for discharging its liabilities, distributing its remaining property among its shareholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs.

b) The Company will satisfy its Senior Debt through the issuance of Preferred Series III stock prior to the date of liquidation which is anticipated to be on or about December 31, 1997.

c) The Company shall engage an independent appraiser to determine the market value of the Company's primary asset , the investment in its operating subsidiary, the Connecticut Bank of Commerce (the" Bank") as of the date of liquidation. Upon receipt of such appraisal, the Company will distribute pro-rata to the Company's Preferred Stock shareholders, newly issued Common Stock of the Bank.

d) The Board of Directors and Executive Officers of the Bank will take all necessary actions to cause the newly issued Common Stock of the Bank to be registered with the Federal Deposit Insurance Corporation. Upon registration, all necessary actions will be taken to have the newly issued Common Stock listed on an exchange such as the NASDAQ Small Cap Market.

e) The Board of Directors and Executive Officers of the Company will take all necessary actions to dissolve the Company's non-operating subsidiary, Amity Loans Inc. ( a consumer financing company which is incorporated in the State of Delaware).

CONTINGENT LIABILITIES; CONTINGENCY RESERVE

Under Connecticut law the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following approval of the Plan by the Company's shareholders, the Company will pay all of its fixed and known liabilities through the issuance of Preferred Stock. The Company is currently unable to estimate with precision the amount of any Contingency Reserve, which may be required in the future.

REQUIRED SHAREHOLDER VOTE

Under Connecticut law, the Plan of Liquidation requires the affirmative approval of shareholders holding at least two-thirds of the issued and outstanding shares of common stock entitled to vote. The
Board of Directors has been informed that Randolph W. Lenz, who has the authority to vote 92% of the common stock, intends to vote all of these shares in favor of the Plan of Liquidation.

Under the Connecticut General Statutes, shareholders of CBC Bancorp, Inc. do not have the right to dissent or demand appraisal of their shares if the Plan of Liquidation is adopted. Accordingly, if the Plan of Liquidation is adopted, all shareholders will be bound by its terms whether or not they vote for the Plan of Liquidation.

REGULATION DURING LIQUIDATION

Except for compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission in connection with the distributions by the Company, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is a general summary of the federal income tax consequences that will result from the liquidation of the Company and the distribution of its assets to its shareholders pursuant to the Plan. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder or to certain types of persons subject to special treatment under federal income tax laws (for example, life insurance companies, tax-exempt organizations or financial institutions) and does not discuss any aspects of state, local or foreign tax laws that may apply to a particular shareholder. Shareholders are urged to consult their personal tax advisors as to their own tax situation.

Consequences to the Company

After adoption of the Plan, the Company will continue to be subject to federal income tax on its income until its completes the
distribution of all of its assets to shareholders. The Company will recognize taxable gain or loss on the distribution of its assets.
The amount of such gain or loss will be the difference between the Company's tax basis in its investment in the stock of the Bank and the
value placed on the Bank stock at the date of liquidation.   If net taxable
income is recognized by the Company as the result of the liquidation, it is anticipated that this will not create a current regular federal income tax liability because of the Company's net operating loss carry forwards.

Consequences to Shareholders

 Preferred Stock Shareholders

On receipt of liquidating distributions from the Company, each shareholder should recognize a gain or loss equal to the difference between (i) the fair market value of the newly issued shares of Common Stock of the Bank, and (ii) the shareholder's tax basis in Company Preferred Stock. Shareholders are urged to consult their personal tax advisors as to their own specific tax treatment of this transaction.


Common Stock Shareholders

Upon notification by the Company that all assets of the Company have been distributed and the Company has been liquidated, it is anticipated that no assets of the Company will be available to distribute to the Company's Common Stock Shareholders. Shareholders are urged to consult their personal tax advisors as to their own specific tax treatment of this transaction.




THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW
AND CONSIDERATION OF THE TERMS OF THE PLAN, BELIEVES THAT THE
LIQUIDATION OF THE COMPANY IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN
FAVOR OF THE APPROVAL OF THE PLAN.



PROPOSAL 2

AUTHORIZATION AND APPROVAL OF CONNECTICUT BANK OF
COMMERCE'S
INCENTIVE PLAN

DESCRIPTION OF THE INCENTIVE PLAN

	The Board of Directors of the Company and the Bank adopted, subject to the approval of the Company's shareholders at the 1997 Special Meeting of Shareholders, the Connecticut Bank of Commerce's 1997 Incentive
Plan (the "1997 Plan").  The 1997 Plan was adopted to
replace the Company's 1994 Incentive Plan, which will be terminated
upon liquidation of the Company.   The purpose of the 1997 Plan is to
attract, retain and motivate highly qualified employees and outside directors and to provide a means to encourage stock ownership and proprietary interest in the Bank by officers or other persons who serve in a managerial capacity with the Bank and to make the Bank's compensation program competitive with those of other financial services companies.

The 1997 Plan provides that the total number of shares with respect to which options may be granted thereunder is 450,000 shares of Bank Common Stock. The total number of shares of Common Stock which may be optioned under the 1997 Plan is subject to adjustment in the event of
a stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt security of the Bank convertible into shares of
Bank Common Stock). The number of shares and the prices per share applicable to the options then outstanding and in the number of shares which are issuable under the 1997 Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Bank
Common Stock.	The complete text of the 1997 Plan, as approved by the
Company and Bank's Board of Directors and submitted for shareholder approval, is set forth in Exhibit B to this Proxy Statement.
The following summary of material features of the 1997 Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit B.

The 1997 Plan is administered and interpreted by a committee of two or more members of the Bank's Board of Directors who are outside directors (hereinafter, the "Committee") appointed by the Board. If the Board has appointed a Compensation Committee, the Committee shall be comprised of the members of the Compensation Committee who are outside directors. The Committee shall determine, among other things, the number and types of awards to be made under the 1997 Plan (i.e., stock option awards or performance awards), the recipients of the awards, whether an award will consist of an incentive stock option ("ISO") or a non-qualified stock option. The participants in the Incentive Plan are limited to employees of the Bank who serve in an executive or managerial position and outside directors selected by the Committee.

In determining the eligibility of an individual to be granted an option or a performance award as well as determining the number of shares to be optioned or the amount of a performance award, the Committee or the President of the Bank, acting under delegated authority from the Committee, shall take into account the position and responsibilities of the individual being considered, the nature and the value to the Bank of his or her service and accomplishments, his or her present and potential contribution to the success of the Bank and such other factors as the Committee may deem relevant.

The 1997 Plan provides for the granting of options to purchase the Bank's Common Stock at not less than the market price of a share of Common Stock on the trading day immediately preceding the date of grant.
If the participant in the 1997 Plan to whom an ISO is granted owns at the time of the grant more than 10% of the issued and outstanding shares of Common Stock, the option price shall not be less than 110% of the market price on the trading date immediately preceding the date of grant and the term of the ISO shall not exceed five years from the date of grant. No option granted under the 1997 Plan may be outstanding for more than ten years after its grant.

Upon exercise of an option, the holder must make payment in full of the exercise price on or within ten business days after the date of exercise. Such payment may be made in cash, by certified check or money order, in whole shares of Common Stock owned by the participant prior to exercising the option, or in a combination of cash and such shares of Common Stock or on such terms and conditions as the committee determines. The value of the Common Stock is the market price of the Common Stock on the date the option is exercised.

An option is only exercisable by a participant while the participant is in active employment with the Bank, except (i) in the case of the participant's death or disability, at any time during the 36 month period following the participant's death or disability; (ii) during a six month period commencing on the date of a participant's termination of employment for other than cause; (iii) during the three year period commencing on the date of the participant's termination of employment by the participant or the Bank, as the case may be, after a change in control of the Bank unless such termination is for cause; or (iv) if the Committee decides that it is in the best interest of the Bank to permit individual exceptions. An option may not be exercised after it has expired. In the event a participant is terminated for cause, the option will terminate on the date the holder ceases to be employed by the Bank.

The Board of Directors of the Bank may suspend, terminate or amend the 1997 Plan at any time, except that without shareholder approval it may not increase the number of shares of Common Stock that may be optioned under the 1997 Plan or amend any provision, with respect to officers and outside directors of the Bank, which materially modifies the eligibility requirements, materially increases the benefits or materially increases the number of shares issuable. No suspension, termination or amendment of the plan shall affect the rights of participants under options granted prior to any such event.

INCENTIVE PLAN BENEFITS

As of the date of this Proxy Statement, no options or performance awards have been awarded under the 1997 Incentive Plan. The future specific benefits or amounts to be received by executive officers or outside directors of the Bank under the Incentive Plan are not determinable.

On October 1, 1997 the Board of Directors of the Company and the Bank voted to exchange the outstanding options to purchase Company Common Stock at a price of $.05 per share which had been previously granted in January 1997 under the 1994 Incentive Plan for options to purchase
Bank Common Stock at a price of $.05 per share under the 1997 Incentive Plan. The expiration date of the previously issued options was not changed.

FEDERAL INCOME TAX CONSEQUENCES

Neither the receipt nor the exercise of an ISO is a taxable event, and if the optionee does not dispose of the Common Stock acquired under the ISO prior to the expiration of the requisite holding periods, any gain resulting form the sale of the Common Stock is long term capital gain.
In such case, the Company is not entitled to any tax deduction with respect to the grant or exercise of the option.
However, the amount by which the fair market value of the shares of Common Stock at the time of the exercise exceeds the option price will constitute an item of tax preference for purposes or the alternative minimum tax.
The statutory holding period is at least two years from the date the ISO is granted and one year from the date the optionee receives his shares of Common Stock pursuant to the exercise. If the Common Stock is disposed of before the end of the statutory holding period, the lesser of the difference between the exercise price and the fair market value of the Common Stock on the date of exercise or the total amount of gain realized on the sale must be reported by the optionee as ordinary income and the Company is entitled to a tax deduction in that amount. The remaining gain, if any, is taxed to the optionee as long or short term capital gains.

The receipt of a non-qualified stock option issued under the 1997 Plan will not result in any taxable income or a tax deduction to the Bank at the time the option is granted.
Generally, the optionee will recognize ordinary income at the time the nonqualified option is exercised in an amount equal to the excess of the fair market value on the date of exercise of the Common Stock received over the exercise price, and the Bank will be entitled to a tax deduction of an equal amount in the year the optionee recognizes such income. The optionee will have a tax basis for his shares of Common Stock equal to their fair market value at the time the optionee recognizes ordinary income and any additional gain or loss recognized by the optionee on the disposition of the shares of Common Stock will generally be a short or long term capital gain or loss and will not result in any additional tax deduction to the Bank.

The recipient of a performance award will recognize ordinary income in the amount of the cash or the fair market value of the other property received and the Bank will be entitled to a tax deduction in he amount of the award for an equal amount.

A MAJORITY VOTE OF ALL ISSUED AND OUTSTANDING SHARES OF THE
COMPANY'S COMMON STOCK IS REQUIRED TO AUTHORIZE AND APPROVE
THE 1997 INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' THE PROPOSAL TO AUTHORIZE AND APPROVE
THE 1997 INCENTIVE PLAN.


EXECUTIVE OFFICERS
OF THE COMPANY AND THE BANK

The following table sets forth as of September 22, 1997, the names of executive officers of the Company or the Bank with major policy-making functions, their ages, all positions held with the Company or the Bank and their principal occupations for the last five years.

There are no family relationships between the executive officers of the Company or the Bank. The terms of office of executive officers of the Company and the Bank extend until the respective annual organizational meeting of the Board of Directors.


Name and Age	            Position with the               Principal Occupation
                        Company or the Bank 	            For Past Five Years
Dennis Pollack, 47	       President, Chief Executive     President, Chief Executive
Officer and
                          Officer and Director of the    Director of the Company and the Bank
(April
                          Company and of the Bank	       1996 to present); Regional Vice
President,
                                                         Axiom Management Consulting,Inc.(1995);
                                                         Regional President and Market Manager,
                                                         First Fidelity Bank, NA New York (1994);
                                                         President, Chief Executive Officer and
                                                         Director, Savings Bank of Rockland
                                                         County, NY (1988-1994)

J. Donald Weand,Jr. 51    Senior Vice President
                          Chief Lending Officer
                          of the Bank	                   Senior Vice President of the Bank
                                                         (August 1996 - Present); Senior Vice President,
                                                         Chief Lending  Officer, Pawling Savings
                                                         Bank (1991-1996)


Barbara Van Bergen, 37	    Senior Vice President
                           Chief Financial Officer
                           of the Company and the Bank   	Senior Vice President of the
Company
                                                          and the Bank (June 1996 - Present);
                                                          Chief Accounting Officer of the Company
                                                          and Vice President of Finance of the Bank
                                                          (October 1994 - June 1996).
                                                          Audit Manager, BDO Seidman (1994);
                                                          Vice President, Reliance Bank
                                                          (1992-1993)


EXECUTIVE COMPENSATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The Summary compensation table below sets forth for the past three fiscal years of the Company's or the Bank's Chief Executive Officer and its executive officers with 1996 earned qualifying compensation in excess of $100,000 (the "Named Officers"):

SUMMARY COMPENSATION TABLE

Annual Compensation <F1>

                                                             Options   All Other
Name and Principal Position     Year     Salary   Bonus	     Granted   Compensation
Dennis Pollack,President and     1996     $112,907  $0<F4>     98,088<F5>   $0
Chief Executive Officer of the
Company and the Bank <F2>

Charles Pignatelli, President    1996     $112,661  $80,000                  $0
and Chief Executive Officer of   1995     $153,905  $65,000                  $0
the Company and the Bank <F3>    1994     $138,462    $0        100,615      $0


<F1>  During the periods covered, no Named Officer received perquisites
      (i.e., personal benefits) in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.
<F2>  Mr. Pollack joined the Company and the Bank in April 1996 as President and Chief Executive Officer.
<F3>  Mr. Pignatelli served as President and Chief Executive Officer of the
      Bank from November 1993 to February 1996 and as President and Chief Executive Officer of the Company from April 1994 to February 1996.
<F4>  Under the terms of Mr. Pollack's employment agreement with the Bank,
      Mr. Pollack received in 1997 additional incentive compensation of $60,000 based, in part, on the Bank's achievement of specified operating results during 1996.
<F5>  In January 1997, Mr. Pollack was granted 40,000 options under the Company's
      1994 Incentive Plan.

OPTION GRANTS IN 1996

No Options were granted under the Company's Stock Plan or Incentive Stock Plan in 1996. In January of 1997, 85,000 options were granted to Named Officers and employees under the Company's Incentive Stock Plan.

Under the terms of an Option Agreement, by and between the Company and Dennis Pollack, the Company granted Mr. Pollack options to acquire shares of the Company Common Stock, which options vest over a four year period.
Mr. Pollack was the only Named Officer granted stock options in 1996. The table below summarizes information pertaining to stock options granted to the Named Executive Officers listed in the Summary Compensation Table.

                                                                     Potential Realizable
Individual Grants                                                    Value at Assumed
                               Number of Securities                  Annual Rates of Stock
                                                                     Appreciation for Option Period
                                                                          ($)


                     	Underlying	 Total Options   Exercise
	                      Options    	Granted to     Price 	   Expiration
Name	                 Granted (#) Employees<F2>   ($/share)   Date       5%	    10%
Dennis Pollack	       24,522	      24,522	          .05	     3/31/2007	    871    2,272
	                     24,522	      24,522	          .05	     3/31/2008	    976    2,622
	                     24,522	      24,522	          .05	     3/31/2009	  1,086    3,007
	                     24,522	      24,522	          .05	     3/31/2010	  1,201    3,430

Charles Pignatelli<F1> 20,125	      20,125	          .10	     11/22/2004	 1,266    3,207
	                      20,125	      20,125	          .10	     11/22/2005	 1,429    3,729

<F1>  Due to Mr. Pignatelli's cessation of employment, Common Stock Options granted in 1994 which represent 3% of the outstanding stock of the Company have been revoked.
<F2>  Mr. Pollack received, in the aggregate, 100% of the total options granted to employees in 1996.


AGGREGATED OPTION EXERCISES
IN 1996 AND YEAR-END OPTION VALUES

The table below summarizes options exercised during 1996 and year-end option values of the named Officers listed in the Summary Compensation Table.

                           		                	Number of Securities     Value of Unexercised
                                                Underlying               In-the-Money Options
                                               Unexercised Options        at  Year End
                                                at Year End (#)               ($)

Name             Shares       Value
                 Acquired on  Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable
			              Exercise (#)
Dennis Pollack	       ----	      ----	             ----/98,090	               ----

Charles Pignatelli 	  ----	      ----	             40,250/----	                 ----



PERFORMANCE PRESENTATION

PERFORMANCE GRAPH

The following graph and table depict the performance of the Company's Common Stock compared with the NASDAQ Stock market (US) and NASDAQ Bank Stocks over the preceding five-year period. The graph was prepared by the Company based upon data provided to the Company by the NASDAQ Stock Market which information is believed by the Company to be reliable. The graph and data assume reinvestment of all dividends.

The stock price performance shown on the graph is not necessarily an indication of future price performance.

COMPARATIVE FIVE-YEAR TOTAL RETURNS*
CBC Bancorp, Inc., NASDAQ Stock Market, NASDAQ Bank Stocks
(Performance results through 12/31/96)

The vertical axis of the line graph is scaled from $0.00 at the origin extending upwards to $350.00, marked in increments of $50.00.
The horizontal axis begins with the year 1991 at the origin extending to the right through the year 1996, marked in one year increments.
The value of an assumed initial investment of $100 in the Company's Common Stock, in the NASDAQ Stock market, and in the Peer Group
(i.e., NASDAQ Banking Index) is listed below:


                          	1991	    1992	    1993	    1994	    1995    	1996
CBC Bancorp, Inc.	         100.00	  133.33  	50.67   100.00   16.80     	0
NASDAQ Stock Market	       100.00	  116.38	 133.59	  130.59	 184.67	  227.16
NASDAQ Banking Index	      100.00	  145.55	 165.99	  165.38 	246.32  	325.60


Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth fiscal year in Common Stock, NASDAQ Stock Market and NASDAQ Banking Stocks.

*Cumulative total return assumes reinvestment of dividends
Source: The NASDAQ Stock Market

STOCK OPTIONS

Options to acquire Company Common Stock are currently outstanding under the Company Long-Term Incentive Plan (" 1994 Incentive Plan"). In addition, the Company has entered into stock option agreements with Mr. Pignatelli, its former President and Chief Executive Officer and Mr.Pollack, the President and Chief Executive Officer of the Company and Bank. The Company's Incentive Stock Option Plan expired in April 1997 and all options outstanding will have expired by December 31, 1997. The 1994 Incentive Plan and the Stock Option Agreements are each discussed separately below.

1994 Incentive Plan. In December 1994, the Directors of the Company adopted the Company's Incentive Plan subject to shareholder approval. The Company's shareholders approved the Company's Incentive Plan on June 29, 1995 at the 1995 Annual Meeting of Shareholders.
The Incentive Plan provides that the total number of shares with respect to which options may be granted thereunder is 250,000 shares of Company Common Stock. The provisions of the Plan were the same as the 1997 Incentive Plan which was previously discussed, except that outside directors were not eligible to participate in the 1994 Plan. Except for the compensatory stock options granted to the Company's and the Bank's President and Chief Executive Officer, no stock options were granted to Named Officers or to any other executive officer of the Company or the Bank during the year ended December 31, 1996.
In addition, none of the Named Officers exercised any stock options during 1996. In January 1997, 85,000 options were granted to Named Officers and other officers under the Company's Incentive Plan.
Other than the shares exercisable by Mr. Pignatelli under the terms of the 1994 Stock Option Agreement, no stock options held by Named Officers of the Company or the Bank at December 31, 1996 are exercisable.

The 1994 Stock Option Agreement. On December 13, 1994, the Company entered into a stock option agreement with Mr. Charles Pignatelli, former President and Chief Executive officer of the Company and the Bank. Under the agreement, the Company granted to Mr. Pignatelli an option to purchase in the aggregate such number of shares of Company Common Stock as shall represent 5 percent of the issued and outstanding shares of Common Stock at the time of exercise at a price of $1.25 per share and amended to $0.10 per share as of January 18, 1996 (the market price of the Company Common Stock on the date of grant). The number of shares of Common Stock that may be received upon exercise of the option is subject to further adjustment in the event of a recapitalization, stock dividend or split, or any similar transaction effecting the number of issued and outstanding shares of Company Common Stock. The option vests and is exercisable by Mr. Pignatelli at the rate of one percent of the issued and outstanding shares of Common Stock for each full year of employment.
As the result of Mr. Pignatelli's cessation of employment in February 1996, the remaining 3% of Common Stock outstanding and issuable under the option granted to Mr. Pignatelli has been revoked under the terms of the option agreement. As of February 24, 1997, the 40,250 shares of Common Stock options are fully vested and expires as follows: 20,125 expire
November 22, 2004 and 20,125 expire November 22, 2005. None of these option shares were in the money as of February 24, 1997.
As of that date, the Company's Common Stock was not trading on an exchange.

The 1996 Stock Option Agreement. On July 23,1996, the Company entered into a stock option agreement with Mr. Dennis Pollack, President and Chief Executive Officer of the Company and the Bank. Under the agreement, the Company granted to Mr. Pollack an option to purchase in the aggregate such number of shares of Company Common Stock as shall represent 5 percent of the issued and outstanding shares of Common Stock at the time of exercise at a price of $.05 per share (the market price of the Company Common Stock on the date of grant). The number of shares of Common Stock that may be received upon exercise of the option is subject to further adjustment in the event of a recapitalization, stock dividend or split, or any similar transaction effecting the number of issued and outstanding shares of Company Common Stock. The option vests and is exercisable by Mr. Pollack at the rate of one and a quarter percent (1.25%) of the issued and outstanding shares of Common Stock for each full year of employment. As of February 24, 1997, none of Mr. Pollack's options are fully vested.



DESCRIPTION OF OTHER EMPLOYEE BENEFIT PLANS

401(k) Savings Plan. The Bank has a savings plan ("Savings Plan") for eligible employees that is intended to meet the applicable qualification requirements for a cash or deferred arrangement under Section 401(k) of the Internal
Revenue Code. The Savings Plan became effective June 9,1988 for the officers and employees of the Company and the Bank. Due to the absence of paid employees at the Company, the Savings Plan does not currently include the Company or its officers and employees.
Employees and officers of the Bank who attain the age of 21 and complete a specified period of employment with the Bank are eligible to participate in the Savings Plan. During 1992, the Savings Plan was amended to allow Bank officers and employees to participate commencing 30 days after the date employment. In February 1993, the Savings Plan was amended whereby new participants vest over a two year period. In November 1994, the Savings Plan was again amended this time to provide for vesting over a six year period. Prior to one year's employment, contributions are not matched by the Bank but employees may contribute to the Savings Plan after 90 days of employment. During 1996 and 1994, the Bank contributed approximately $22,500 and $58,100, respectively, to the Savings Plan.

Participants in Savings Plan who are employed by the Bank on March 1, 1997 are fully vested in all contributions and earnings thereon.
Commencing March, 1997, matching contributions of new participants became fully vested after four years of employment with the Bank. Upon termination of employment, a participant in the Savings Plan will be entitled to all the pre-tax contributions and any rollover contributions made by the participant and matching contributions made by the Bank on the behalf of the participant (to the extent that the matching contributions have vested), all as adjusted for earnings and losses. If a participant dies before receiving benefits from the Savings Plan, the benefits will be distributed to the participant's beneficiary. Participants may also elect to withdraw amounts from the Savings Plan attributable to pre-tax or rollover contributions upon attainment of age 59 1/2 or due to certain hardship events.

Eligible employees may elect to contribute to the Savings Plan on a pre-tax basis up to 6% of their compensation (as defined in the Savings Plan) subject to certain dollar limitations set by the Internal Revenue Service each calendar year. The Bank had made matching contributions equal to 50% of the amount an employee elected to contribute on an annual basis to the Savings Plan, subject to various limits set forth in the Savings Plan during 1994. In 1995, the Plan was amended to leave employer matching to the discretion of the Board of Directors. During 1995 contributions were not matched by the Company. Employer matching was reinstated in August 1996.

Bonus Plan. The Company and the Bank each has a Bonus Plan for their respective full and part-time employees which may provide them with additional compensation based upon performance.
Pursuant to such Bonus Plan, each year the Compensation Committee of the Company and the Bank each decide whether to authorize bonuses. As indicated in the Summary Compensation Table, no bonuses were paid to Named Officers or to any other executive officer of the Company or of the Bank for 1996. The Bank did not pay any performance awards to the Bank's executive officers during 1996. In the first quarter of 1997, the Bank did pay discretionary performance awards to selected executive officers.

EMPLOYMENT AGREEMENTS

In July 1996, the Bank entered into an employment agreement with Dennis Pollack, the President and Chief Executive Officer of the Company and the Bank. The agreement provides for periodic increases in salary.
The agreement also provides for the payment to Mr. Pollack, on an annual basis,additional compensation based on the Bank's achievement of certain operational benchmarks set forth in the agreement.
The agreement terminates on December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors during fiscal year 1996 consisted of Randolph W. Lenz, Marcial Cuevas, Jack Dunlap and
Dennis Pollack . Except for Mr.Pollack who is the President and Chief Executive Officer of the Company and the Bank, there are no compensation interlocks or insider participation with respect to such individuals. Mr.Pollack did not participate in any Compensation Committee discussions concerning his compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors of the Company:

Decisions on compensation of the Company's executive officers generally are made by the Company's Compensation Committee (the "Committee").
Each member of the Committee (other than Mr. Pollack) is a non-employee director. All substantive decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for certain stock option decisions which must be made solely by the Committee in order to satisfy certain regulations of the Securities and Exchange Commission. Pursuant to Securities
Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report submitted by the Committee addressing the Company's compensation policies for 1996 as they affected senior executive officers of the Company and the Bank. The compensation policies set forth have been followed by the Compensation Committee and the Board of Directors of the Bank during 1996.

The goals of the Company's compensation policies for senior executive officers are threefold:

(i)	to provide a competitive compensation structure vis-a-vis other
Connecticut based community banks so as to assure that the Company attracts and retains qualified personnel while at the same time contributing to shareholder value;

(ii)	to provide an equitable compensation structure among the Company's senior executive officers so as to assure that personnel are treated fairly and that morale is maintained at a high level; and

(iii)	to provide appropriate incentives to encourage senior management to exceed established business objectives.

There are three principal elements of the Company's executive compensation, each of which is related to employee and corporate performance.
These elements are the executive's base salary, the bonus or additional performance-based compensation achievable pursuant to the Bank's performance award program or the Company's Bonus Plan, and stock options under 1994 CBC Bancorp, Inc. Long-Term Incentive Plan (the "Incentive Plan").

The base salary and other compensation for Mr. Pollack was determined in light of his experience and the amount deemed necessary to attract and to retain this individual. Mr. Pollack joined the Company and the Bank in April 1996.

Mr. Pollack's salary and other compensation were determined based on the Compensation Committee's desire to remain competitive with the compensation packages of other financial institutions and to provide financial incentives based on achievement of specific financial and operational benchmarks.
Under the terms of the employment agreement, Mr. Pollack received
$60,000 in incentive compensation based on the Bank's achievement of certain defined operational results in 1996. This amount was paid in 1997. Mr. Pollack also received options for 98,088 shares of Common Stock in 1996. The options represent 5 percent of the issued and outstanding shares of stock at the time of the grant and vest at a rate of 24,522 (1.25%) per year of service. In January 1997, Mr. Pollack received options for 40,000 shares under the Company's Incentive Plan. The Compensation Committee believes that the operational benchmarks set forth in the employment agreement provide Mr. Pollack and the Committee with objective criteria against which to measure future performance.

In light of the improved financial results, the Company and the Bank awarded individual achievement awards to select executive officers during 1996.

The salary and other compensation for the Company's and the Bank's other executive officers, J. Donald Weand, Jr., and Barbara H. Van Bergen, were determined utilizing the same compensation goals and criteria as discussed in this Committee Report with respect to Mr. Pollack.

In summary, given the performance of the Company and the Bank during 1996, the Committee believes that the compensation paid to the senior executive officers of the Company and the Bank under the Company's various plans reached the appropriate balance between preservation of shareholders' equity and the establishment of proper performance incentives.


Respectfully submitted,


Randolph W. Lenz (Chairman)

Marcial Cuevas

Jack Wm. Dunlap
March 17, 1997





CERTAIN TRANSACTIONS

Directors and officers of the Company and their associates (including related business entities) were customers of and had transactions with the Bank in the ordinary course of business during the three years ended
December 31, 1996 These transactions were made on substantially the same terms as those prevailing for comparable transactions with other bank customers. Similar transactions may be expected to take place with the Bank in the future, except with respect to Bank loans.

In October 1992, the Bank's Board of Directors instituted a formal policy prohibiting Bank loans to the Bank's directors, officers and their associates, unless, in the case of a mortgage loan, the Bank has a binding takeout commitment by a third party lender prior to funding, or the loan or extension of credit is fully secured by cash on deposit at the Bank or other acceptable marketable collateral. This policy was formally extended to include the Company's directors, officers and their associates in March of 1993.


OTHER MATTERS

At the time of preparation of this Proxy Statement, the Board of Directors of the Company knew of no matter to be presented for action at the Special Meeting other than as set forth in the Notice of Special Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Special Meeting, the proxies have discretionary authority to vote their shares according to their best judgement.

ANNUAL REPORT TO SHAREHOLDERS

The Company is required to file an Annual Report for its fiscal year ended December 31, 1996 on Form 10-K with the Securities and Exchange commission, and information required by Form 10-K (excluding exhibits) was included as part of the Company's Annual Report to Shareholders for the year ended December 31, 1996. A copy of the Annual Report to Shareholders accompanied the proxy material which was mailed in connection with the 1997 Annual Meeting of CBC Bancorp, Inc. which was held on April 17, 1997. Any beneficial owner of the Company's securities who did not receive a copy of the Annual Report to Shareholders will be furnished on upon written request directed to the Company at its main office.


By order of the Board of Directors


Randolph w. Lenz

Chairman of the Board

Stamford, Connecticut
October 17, 1997



EXHIBIT A
PLAN OF  LIQUIDATION AND DISSOLUTION OF CBC BANCORP, INC.

This Plan of Liquidation and Dissolution (the "Plan") of CBC Bancorp, Inc. a Connecticut Corporation ( the "Company"), is intended to accomplish the complete liquidation and dissolution of the Company in accordance with the Connecticut General Statutes and Section 331 of the Internal Revenue
Code 1986, as amended (the "Code"), as follows:

1. The Board of Directors of the Company has adopted this Plan and called a meeting of the Company's shareholders to take action on this Plan. If at said meeting of the Company's shareholders of at least two-thirds of the outstanding Common Stock, par value $.01 per share ( the "Common Stock"), of the Company votes for the adoption of this Plan, the plan shall constitute the adopted Plan of the Company as of the date on which such shareholder approval is obtained ( the "Adoption Date")

2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the values of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

3. From and after the Adoption Date, the Company shall complete the following corporate actions:

a) The Company will satisfy its Senior Debt through the issuance of Preferred Series III stock prior to the date of liquidation which is anticipated to be on or about December 31, 1997.

b) The Company shall engage an independent appraiser to determine the market value of the Company's primary asset, the investment in its operating subsidiary, the Connecticut Bank of Commerce (the" Bank")as of the liquidation. date. Upon receipt of such appraisal, the Company will distribute pro-rata to the Company's Preferred Stock shareholders, newly issued Common Stock of the Bank.

c) The Board of Directors and Executive Officers of the Bank will take all necessary actions to cause the newly issued Common Stock of the Bank to be registered with the Federal Deposit Insurance Corporation. Upon registration, all necessary actions will be taken to have the newly issued stock listed on an exchange such as the NASDAQ Small Cap Market.

d) The Board of Directors and Executive Officers of the Company will take all necessary actions to dissolve the Company's non-operating subsidiary, Amity Loans Inc. ( a consumer financing company which is incorporated in the State of Delaware).

4 The distributions to the Company's Preferred Stock shareholders pursuant to
Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Preferred Stock of the Company. If requested by the Company as a condition to receipt of any distribution, the Company's Preferred Stock shareholders shall surrender their certificates evidencing the Preferred Stock to the Company or its agent for recording of such distributions thereon. As a condition to receipt of any distribution to the Company's Preferred Stock shareholders, the Company may require the shareholders to (i) surrender their certificates evidencing the Preferred Stock to the Company or its agent for cancellation or (ii) furnish the Company with evidence satisfactory to management of the loss, theft or destruction of their certificates evidencing the Preferred Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to management. This distribution will cause the complete redemption and cancellation of all of the outstanding Common Stock of the Company.

5. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock and Preferred Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, or (ii) the date on which the dissolution becomes effective under the Connecticut General Statutes, and thereafter certificates representing Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6.If any distribution to a Preferred Stock shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the Preferred Stock as required hereunder or for any other reason, the distribution for which such shareholder is entitled shall be transferred at such time as the final liquidating distribution is made by the Company to and deposited with the state official authorized by the laws of the State of Connecticut to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and the ultimate distribution to such shareholder as the sole equitable owner thereof and shall escheat to the State of Connecticut or be treated as abandoned property in accordance with the laws of the State of Connecticut.
In no event shall the proceeds of any such distribution revert to or become the property of the Company.

7. After the Adoption Date, the officers of the Company shall, at such time as the Company deems it necessary, appropriate or desirable, obtain any certificates required from the Connecticut tax authorities, and on or after obtaining such certificates, the Company shall file with the Secretary of State of the State of Connecticut a certificate of dissolution ( the" Certificate of Dissolution") in accordance with Section 33-882 of the Connecticut General Statutes. Adoption of this Plan by an affirmative vote of shareholders holding at least two-thirds of the voting power of the outstanding shares of Common Stock shall constitute the approval of the Company's shareholders of any such filing of a Certificate of Dissolution as their act and as a part hereof as if herein written.

8. Adoption of this Plan by at least a two-thirds majority of the outstanding Common Stock shall constitute approval by the Company's shareholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification by the Company's Shareholders of all contracts for sale, exchange or other disposition entered into prior to the date upon which the Certificate of Dissolution becomes effective under the Connecticut General Statutes which are conditioned on adoption of the Plan.

9. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this plan and the winding up of the affairs of the Company.

10. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's shareholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company's shareholders to the extent permitted by the Connecticut General Statutes.

11. The Board of Directors of the Company is hereby authorized, without further action by the Company's shareholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filing or acts required by any state or federal law or regulation to wind up its affairs.

EXHIBIT B

1997 CONNECTICUT BANK OF COMMERCE
LONG-TERM INCENTIVE PLAN

ARTICLE  I

PURPOSE

The purpose of the 1997 Connecticut Bank of Commerce Long-Term Incentive
Plan (hereinafter referred to as the "Plan") is to advance the interests of Connecticut Bank of Commerce (the "Bank"), as well as the Bank's shareholders by providing incentives and rewards to the Bank's employees who are in a position to contribute to the long-term growth and profitability of the Bank and outside directors, assist the Bank in attracting, retaining and motivating highly qualified employees and outside directors for the successful conduct of their business and make the Bank's compensation program competitive with those of other financial services companies.

ARTICLE II

DEFINITIONS

2.1 "Change in Control of the Bank" shall be deemed to occur in the event that any "person" or "group", within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, acquires, directly or indirectly beneficial ownership of 51 percent or more of the then outstanding voting securities of the Bank and such person on the effective date of this Plan did not own or control 51 percent or more of the voting securities of the Bank.

2.2 "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

2.3  "Committee" means the committee established pursuant to Article IV.

2.4 "Disability" means a Participant's inability to engage in a any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months or longer.

2.5 "Employee" shall mean all officers of the Bank or other persons serving in a managerial capacity with the Bank, including officers who are also directors of the Bank.

2.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.7 "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

2.8 "Market Price" shall mean the closing sale price of a share of Stock as reported on the NASDAQ Small-Cap Market on the particular day in question or, if no trading occurred on that day, then on the last trading day immediately prior to such date.

2.9 "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock Option.

2.10 "Outside Director" means a member of the Board of Directors of the Bank who is not an Employee.

2.11  "Participant" means a Participant as defined in Article III.

2.12  "Stock"  means the Common Stock par value $0.01 per share, of the Bank.

ARTICLE III

PARTICIPATION
The participants ("Participants) in the Plan shall be (a)the Bank's Employees serving in an executive or managerial position who are selected to participate in the Plan by the committee of the Board of Directors of the
Bank named to administer the Plan pursuant to Article IV or the President of the Bank acting under delegated authority pursuant to Article IV and
(b) Outside Directors.
ARTICLE IV
ADMINISTRATION
The Plan shall be administered and interpreted by a committee of two or more members of the Board of Directors who are outside directors (hereinafter referred to as the "Committee") appointed by the Board. If the Board has appointed a Compensation Committee, the Committee shall be comprised of the members of the Compensation Committee that are Outside Directors.
All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under the Plan; (ii) select the awards to be made to the Participants; (iii) set the number of options to be awarded and the number of shares to be awarded out of the total number of shares available for award; (iv) delegate to the President of the Bank the right to select the Participants, to determine the number and types of awards to be made under the Plan and the allocation of the awards among Employees
(other than the President), such delegation to be subject to such terms and conditions as the Committee shall provide in such delegation; (v)establish administrative regulations to further the purpose of the Plan; and
(vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.
ARTICLE V
AWARDS
5.1  Form of Awards.   Awards under this Plan may be in any of the following
forms (or a combination thereof): (i) stock option awards in accordance with
Article VI; or (ii) Performance Awards in accordance with Article VII. All awards (other than Performance Awards) shall be made pursuant to awards agreements between the Participant and the Bank substantially in the form of Exhibit A hereto or in such form as the Participant and the Bank may otherwise agree.
5.2 Maximum Amount Available. The total numbers of shares of Stock optioned under this Plan during the term of the Plan shall not exceed 450,000 shares except as increased or otherwise adjusted in accordance with Section 5.3.
No Participant may be granted option awards which would result in the Participant receiving, in the aggregate, more than 50% of the maximum number of shares available for award under the Plan. Solely for purpose of computing the total number of shares of Stock optioned under this Plan, there shall not be counted any shares which have been forfeited if the Participant received no benefits of owners from the Stock and any shares covered by an option which, prior to such computation, has been terminated in accordance with its terms or has been canceled by the Participant or the Bank.
5.3  Adjustment in the Event of Recapitalization, Etc.    In the event of any
change in the capital structure of the Bank by reason of any stock split, stock dividend, recapitulation, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of the warrants and the conversion of any equity or debt securities of the Bank convertible into shares of Stock) or in the event of any special distribution to shareholders, the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards (as defined in Section 6.1) or other awards, both under the Plan as a whole and with respect to individuals, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

ARTICLE VI
STOCK OPTIONS

6.1 Grant of Award. The Bank awards options to purchase Stock (hereinafter referred to as "Stock Option Awards") to such Participants (other than Outside Directors) as the Committee or the President of the Bank, acting under delegated authority pursuant to Article IV, authorized and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award and designate in the grant whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Option.

6.2 Awards to Outside Directors. Any individual who is an Outside Director on or after January 1, 1998 shall be awarded an option to purchase shares
(5) business days following the date on which the Bank's annual report on is filed with the Federal Deposit Insurance Corporation at the Market Price on the date of award. The number of shares of Stock exercisable pursuant to such stock option award will be determined by the Committee. In addition, any Stock Option Awards granted in consideration of services rendered in 1998 and in subsequent years, shall be at a price also determined by the Committee. Stock Option Awards made pursuant to this Section 6.2 shall have a duration of five (5) years commencing on the date of the award. The option price of each share of Stock shall be the closing price of the share of Stock on the trading day immediately preceding the date of the award as reported on the exchange upon which the stock is trading, unless the Committee has determined otherwise. Years of service completed shall include all years served whether prior to, or subsequent to, the adoption of this Plan. Options awarded under this Section 6.2 shall be subject to the terms and conditions of Sections 6.4, 6.5 and 6.6 except to the extent that the provisions of such Sections are inconsistent with the provisions of this Section 6.2.

6.3 Option Price. Except as otherwise provided in this Section 6.3, the option price of each share of Stock subject to a Stock Option Award shall be
(i) the Market Price of a share of Stock on the trading date immediately preceding the date of grant and (ii) specified in the grant.
Notwithstanding the preceding sentence to the contrary, if the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Bank, the option price shall not be less than one hundred ten percent (110%) of the Market Price described in the preceding sentence.

6.4 Terms of Option. A stock option by its terms shall not be transferable by the Participant other than by will or the laws of descent and distribution, and, during the Participant's lifetime, shall be exercisable only by the Participant. In addition, a stock option by its terms shall be ten year's duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Bank shall by its terms be of no more than five years, duration. A stock option by its terms shall be exercisable only after the earliest of; (i)(such period of time as the Committee (or its delegate) shall determine and specify the grant, but in no event more than one year following the date of grant of such award; (ii) the Participant' death or Disability; (iii) a change in Control of the Bank.
An option is only exercisable by a Participant while the Participant is in active employment with the Bank, except (i) in the case of the Participant's death or Disability, at any time during the thirty-six month period following the Participant's death or Disability; (ii) during a six-month period commencing on the date of a Participant's termination of employment by the Bank other than for cause; (iii) during the three-year period commencing on the date of the Participants termination of employment, by the Participant or Bank, as the case may be, after a Change in Control of the Bank, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the Bank to permit individual exceptions. An option may not be excised pursuant to this Section 6.4 after the expiration date of the option.

6.5 Exercise of the Option. An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Bank of the exercise of the option. The option price for the shares for which an option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash, by certified check or money order, in whole shares of Stock owned by the Participant prior to exercising the option, or in a combination of cash and such shares of Stock or on such terms and conditions as the Committee determines. The value of any share of Stock delivered in payment of the option price shall be its Market Price on the date of the option is exercised.

6.6 Dividends on shares Covered By Options. The Committee may, in its discretion, grant to Participants holding stock options the right to receive, with respect to each share covered by an option, payment of amounts equal to the regular cash dividends paid to holders of Stock during the period that the option is outstanding.

ARTICLE VII
PERFORMANCE AWARDS

Subject to compliance with applicable provisions of law, the Committee or the President of the Bank acting under delegated authority pursuant to Article IV hereof, may grant, either alone or in addition to other awards granted under the Plan, cash awards based on a Participant's job performance ("Performance Awards") to such Participants as the Committee or the President of the Bank (as to Employees other than the President), acting under delegated authority pursuant to Article IV hereof, authorizes and under such terms and the Committee or the President of the Bank, as the case may be, establishes. Performance Awards may be paid in cash or any other form of property as the Committee (or its delegate) shall determine. Performance Awards shall entitle the Participant to receive an award if the measures of performance or other criteria established by the Committee or the President of the Bank, acting under delegated authority, are met. The measures of performance or the criteria shall be established by the Committee or by the President of the Bank, acting pursuant to delegated authority. The committee or the President of the Bank, acting pursuant to delegated authority, shall determine the times at which Performance Awards are to be made and all conditions of such awards. Performance Awards shall be subject to any applicable federal, state or local withholding tax requirements.

ARTICLE VIII
WITHHOLDING
In order to enable the Bank to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a stock option, a Participant shall pay to the Bank the amount of tax to be withheld. In the alternative, the participant may elect to satisfy such obligation
(i) by having the Bank withhold shares that otherwise would be delivered to the Participant pursuant to the exercise of the Option for which the tax is being withheld, (ii) by delivering to the Bank other shares of Stock owned by the Participant prior to exercising the option or (iii) by making a payment to he Bank consisting of a combination of cash and such share of Stock. Such election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee; (b) the election shall be made prior to the date to be used to determine the tax to be withheld; and (c) if the Participant is a person subject to Section 15 of the Exchange Act, the election shall be irrevocable and shall be made within six months after the trade of the option, except that this six-month limitation shall not apply in the event the Participant delivers to the Bank previously owned shares of Stock, and shall be made either at least six months prior to date to be used to determine the tax to be withheld or during a ten-day period beginning on the third business day following the date of release of the quarterly or annual consolidated balance sheets and statements of operations and ending on the 12th business day following such date.

ARTICLE IX
GENERAL PROVISIONS

9.1 Any assignment or transfer of any awards without the written consent of the Bank shall be null and void.

9.2 Nothing contained herein shall require the Bank to segregate any moneys from its general funds, or to create any trusts or make any special deposits for any immediate or deferred amounts payable to a Participant for any year.

9.3 Participation this Plan shall not affect the Bank's right to discharge a Participant or constitute an agreement of employment between a Participant and the Bank, as the case may be.

ARTICLE X
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

10.1 General Rule. The Board of Directors may suspend, terminate or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in federal income tax laws and other applicable laws, but may not, without the approval by the holders of a majority of all outstanding shares entitles to vote on the subject at a meeting of the shareholders of the Bank, (i) increase the total number of shares of Stock that may be optioned under the Plan or (ii) amend any provision of the Plan which, with respect to officers (as defined in Rule 16a-1(f) of the Exchange Act) of the Bank, materially modifies the eligibility requirements, materially increases the benefits or materially increases the number of shares issuable. No suspension, termination or amendment of the Plan shall affect the rights of Participants under options granted prior to any such event.

10.2 Compliance with Rule 16b-3. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of the Plan. To the extent that any provision of the Plan or action by the Committee or its delegates fail to so comply, it shall be deemed null and void, or to the extent permitted by law. Should the requirements of Rule 16b-3 change, the Board of Directors may amend this Plan to comply with the requirements of that rule or its successor provision or provisions.

ARTICLE XI
EFFECTIVE DATE AND DURATION OF THE PLAN
This Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares of Stock; provided, however, that the adoption of the Plan is subject to such shareholder approval within twelve
(12) months before or after the date of adoption of the Plan by the Board of Directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option Award hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

EXHIBIT A TO INCENTIVE PLAN

STOCK OPTION AGREEMENT

	STOCK OPTION AGREEMENT (the "Agreement") dated as of      ,by and between
                       (the "Optionee") and Connecticut Bank of Commerce (the "Bank"), a Connecticut corporation.

WHEREAS, the Optionee is regarded as a key employee of the Bank, and the respective Board of Directors of the Bank has each determined that it would be to the advantage and in the interest of the Bank and its shareholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Bank as an incentive for increased effort during such service;and

WHEREAS, the Bank and the Optionee wish to set forth the terms and conditions of the option granted to Optionee hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Grant of Option. On the terms and conditions contained in this Agreement, The Bank hereby grants to Optionee an option (the "Option") to purchase shares of Connecticut Bank of Commerce Common Stock, par value $0.01 per share
(the "Common Stock") at a purchase price of $     per share
(the "Option Price") representing the Market Price
(as hereinafter defined) of a share of Common Stock on the trading day immediately preceding the date of grant. If the Optionee to whom a Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Bank, the Option Price shall not be less than one hundred ten percent (110%) of the Market Price described in the preceding sentence. For purposes of this Agreement, "Market Price" shall mean the closing sale price of a share of Connecticut Bank of Commerce Common Stock as reported on the NASDAQ Small-Cap Market on the particular day in question, or, if no trading occurred on that day, then, on the last trading day immediately prior to such day. Any shares of Common Stock issued upon exercise of all or part of the Option are referred to herein as the "Option Shares". The number of shares of Common Stock that my be received upon exercise of the Option is subject to further adjustment from time to time as provided of herein.

2. Terms of Option. The Option shall not be transferable by the Optionee other than by laws of descent and distribution, and during the Optionee's lifetime, shall be exercisable only by the Optionee. In addition, the Option shall be of ten years duration, except that an Option granted to an Optionee who, at the time of the grant, owns Common Stock represent more than ten percent (10%) of the combined voting power of the Bank shall by its terms be of no more than five years' duration. The
Option shall be exercisable only after the earliest of: (i)(a date no more than one year following the date of grant of the Option, (ii) the Optionee's death or disability (as hereinafter defined); or (iii) a Change in Control of the Bank (as hereinafter defined). For purposes of this Agreement the term "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period ofsix (6) months or longer. For purposes of this Agreement, a "Change in Control" of the Bank shall be deemed to have occurred in the event that any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires, directly or indirectly, beneficial ownership of 51 percent or more of the then outstanding voting securities of the Bank and such person on the effective date of the Banks Long-Term
Incentive Plan (the "Plan") did not own or control 51 percent or more of the voting securities of the Bank.

3. Exercise and Termination of the Option.(a) The Option is only exercisable by the Optionee while the Optionee is in active employment with the Bank, except (i) in the case of the Optionee's death or Disability, at any time during the thirty-six month period following the Optionee's death or Disability;
(ii) during a six-month period commencing on the date of the Optionee's termination of employment by the Bank other than for cause; (iii) during the three-year period commencing on the date of the Optionee's termination of employment, by the Optionee or the Bank, as the case may be, after a Change in Controlof the Bank, unless such termination is for cause; or (iv) if the members of the Banks Compensation Committee who are outside directors or, if no such committee has been established, the Committee of two or more members of the Bank's Board of Directors who are outside directors appointed by the Board of Directors to administer the Plan (the "Committee"), decide that it is in the best inters of the Bank to permit individual exception. The Option may not be exercised pursuant to this Section 3 after expiration date of the Option.

(b) The Option may be exercised by the Optionee with respect to part or all of the Option Shares subject to the Option by giving written notice to the Bank of the exercise of the Option. The Option price for the shares of Common Stock for which the Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash, by certified check or money order, in whole shares of Common Stock owned by the Optionee prior to exercising the Option, or in a combination of cash and such shares of Common Stock or on such terms and conditions as the Committee determines. The value of any share of Stock delivered in payment of the option price shall be its Market Price on the date the option is exercised.

(c) In order to enable the Bank to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of the Option, the Optionee shall pay to the Bank the amount of tax to be withheld. In the alternative, the Optionee may elect to satisfy such obligation
(i) by having the Bank withhold shares of Common Stock that otherwise would be delivered to the Optionee pursuant to the exercise of the Option for which the tax is being withheld, (ii)by delivering to the Bank other shares of Common Stock owned by the Optionee prior to exercising the option or
(iii) by making a payment to the Bank consisting of a combination of cash and such share of Common Stock. Such election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee; (b) the election shall be made prior to the date to be used to determine the tax to be withheld; and (c) if the Optionee is a person subject to Section 15 of the Exchange Act, the election shall be irrevocable and shall be made within six months after the grant of the Option, except that this six-month limitation shall not apply in the event of the Optionee delivers to the Bank previously owned shares of Common Stock, and shall be made either at least six months prior to the date to be used to determine the tax to be withheld or during a ten-day period beginning on the third business day following the date of release of the quarterly or annual consolidated balance sheets and statements of operations and ending on the 12th business day following such date.

4. Adjustment Upon Changes in Capitalization. In the event of any change in the capital structure of the Bank by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt securities of the Bank convertible into shares of Common Stock) or in the event of any special distribution to shareholders, the number of Option Shares and the Option Price per share applicable to the Option granted hereunder,shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

5. Specific Performance. The parties hereto acknowledge that damages would constitute an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

6. Assignability. This Option is not assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during Optionee's lifetime only by the Optionee.

7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.




	IN WITNESS WHEREOF, the Bank has caused this Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the date and year first above written.

							OPTIONEE



							BY:
______________________________


CONNECTICUT BANK OF COMMERCE



							BY:
________________________________


PROXY CBC BANCORP, INC. PROXY

1997 SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER 19, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CBC BANCORP, INC. ( the"Compnany") hereby appoints Suzanne Pinsonneault and Mark McMillen and each of them the proxies of the undersigned withfull power of substitution to vote at the Special Meeting (the" Special Meeting") of Shareholders of the Company to be held at the office of the Company's subsidiary, Connecticut Bank of Commerce, 612 Bedford Street, Stamford, Connecticut, at 3:00 p.m. on Wednesday, November 19, 1997, and at any adjournment or adjournments thereof, with all the power that the undersigned would have if personnally present, hereby revoking any proxy heretofore given. A majority of said proxies or their substitutes who attend the Speical Meeting (or if only one shall be present, than that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Special Meeting and instructs the proxies to vote.

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

1. Authorization and Approval of the Plan of Liquidation and Dissolution of CBC Bancorp, Inc.
   FOR / /  AGAINST / /  ABSTAIN / /

2. Authorization and Approval of the 1997 Connecticut Bank of Commerce Long-Term Incentive Plan
   FOR / / AGAINST / / ABSTAIN / /

3. With discretionary authority upon such other matters as may properly come before the Special Meeting.

THIS PROXY WHEN PROPERLY SIGNED WIL BE VOTED IN THE MANNER DIRECTED.
IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

The undersigned plans to attend the Special Meeting of the Company:

 / / YES   / / NO

Dated: ____________. 1997

Signature

Signature, if held jointly

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.